Praxair, Inc. and Subsidiaries

EXHIBIT 10.01

FIRST AMENDMENT TO THE
AMENDED AND RESTATED
2009 PRAXAIR, INC. LONG TERM INCENTIVE PLAN
This First Amendment to the Amended and Restated 2009 Praxair, Inc. Long Term Incentive Plan (the “Plan”) was adopted by the Board of Directors of Praxair, Inc. on January 24, 2017, and shall become effective upon shareholder approval on April 25, 2017. The Plan is hereby amended as follows:
1. Section 4.1 of the Plan is hereby amended in its entirety as follows:

“4.1    Number of Shares Available for Awards. Subject to adjustment as provided in Section 4.5, the total number of Shares that may be issued pursuant to Awards under this Plan on or after April 25, 2017 (the “Amendment Effective Date”) is 8,000,000 Shares, plus the number of authorized Shares remaining available from the 8,000,000 Shares authorized for grant under the terms of this Plan immediately prior to the Amendment Effective Date and any additional Shares that become available for issuance under the Plan in accordance with Section 4.2 (including, for the avoidance of doubt, under Awards granted under this Plan prior to the Amendment Effective Date) (the “Share Authorization”). The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares. The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan following the Amendment Effective Date shall be 8,000,000 Shares. The maximum number of Shares of the Share Authorization that may be issued under this Plan pursuant to Awards other than Options or SARs following the Amendment Effective Date shall be 2,600,000 Shares.
2.     Section 4.2 of the Plan is amended to add the following sentence to the end thereof:

“Notwithstanding the foregoing, in no event shall Shares underlying any underwater Option that is voluntarily surrendered by a Participant become available for grant under the Plan pursuant hereto.”

3.    Section 4.4 of the Plan is hereby amended in its entirety as follows:
“4.4    Director Awards. In order to retain and compensate Directors for their services, and to strengthen the alignment of their interests with those of the shareholders of the Company, the Plan permits the grant of stock-based awards to Directors. Aggregate compensation (including Awards) to any one Director in respect of any calendar year, solely with respect to his or her service as a Director, may not exceed $750,000, with the value of any Awards hereunder based on the Fair Market Value of stock-based Awards, determined as of the Grant Date.”